                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            SciClone Pharmaceutical
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                                [SciClone LOGO]

                           901 MARINERS ISLAND BLVD.
                          SAN MATEO, CALIFORNIA 94404
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 2, 2000

Dear Fellow Shareholder:

     SciClone Pharmaceuticals, Inc. (the "Company") will hold its Annual Meeting of Shareholders (the "Annual Meeting") at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California, 94404 on Friday, June 2, 2000, beginning at 10:00 a.m. local time, to:

     - Elect directors;

     - Act upon the proposed amendment to the Company's 1995 Equity Incentive Plan described in the attached Proxy Statement;

     - Act upon the proposed amendment to the Company's 1995 Nonemployee Director Stock Option Plan described in the attached Proxy Statement;

     - Approve the appointment of independent auditors; and

     - Transact any other business that may properly come before the Annual Meeting.

     If you own shares of the Company's Common Stock as of the close of business on April 4, 2000, you can vote those shares by proxy or at the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. THE HOLDERS OF RECORD OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK MUST BE PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING IN ORDER TO HOLD THE ANNUAL MEETING. ANY SHAREHOLDER RETURNING A PROXY MAY REVOKE IT BY VOTING AT THE ANNUAL MEETING.

                                          [/S/ SHAWN K. SINGH]
May 2, 2000                               SHAWN K. SINGH, J.D.
                                          Chief Business Officer and Secretary

                                [SCICLONE LOGO]

                         901 MARINERS ISLAND BOULEVARD
                          SAN MATEO, CALIFORNIA 94404
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors (the "Board") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), is soliciting proxies to be voted at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California, 94404 California on Friday, June 2, 2000, at 10:00 a.m., local time, and any adjournment or postponement thereof. The Company is sending this Proxy Statement in connection with the proxy solicitation.

     At April 4, 2000, the record date (the "Record Date"), there were 30,707,177 shares of the Company's Common Stock outstanding.

     The Company is making its first mailing of this Proxy Statement, the enclosed proxy card and its 1999 Annual Report to Shareholders on or about May 2, 2000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Shawn K. Singh) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be acted upon at the Annual Meeting and is entitled to cumulate votes for the election of directors, subject to the conditions described below.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     The shares represented by the proxies received, properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors, FOR the amendment to the 1995 Equity Incentive Plan, FOR the amendment to the 1995 Nonemployee Director Stock Option Plan and FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked.

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the shareholders will elect five (5) directors to serve until the 2001 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

     Assuming a quorum is present, the five (5) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five
(5) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The names of the nominees, their ages as of April 20, 2000, and certain other information about them are set forth below:

                                                                               DIRECTOR
    NAME OF NOMINEE      AGE                PRINCIPAL OCCUPATION                SINCE
    ---------------      ---                --------------------               --------
Jere E. Goyan,           69    President, Goyan & Hart Associates                1992
  Ph.D. ...............
Donald R. Sellers......  55    President, Chief Executive Officer and            1996
                               Director, SciClone Pharmaceuticals, Inc.;
                               Managing Director, SciClone Pharmaceuticals
                               International Ltd.
John D. Baxter,          59    Professor of Medicine, the University of          1991
  M.D. ................        California, San Francisco
Edwin C. Cadman,         54    Dean, J.A. Burns School of Medicine,              1991
  M.D. ................        University of Hawaii
Rolf H. Henel..........  62    Partner, Naimark & Associates, Inc.               1997

     Jere E. Goyan, Ph.D. has been Chairman of the Board of Directors of the Company since July 1997 and has been a director of the Company since January 1992. Currently, Dr. Goyan is President of Goyan & Hart Associates, a private consulting firm. From May 1993 until December 1998, Dr. Goyan was President, Chief Operating Officer, and a director of Alteon, Inc., a biotechnology company. He also served as Acting Chief Executive Officer of Alteon from July 1993 until May 1994 and as Senior Vice President for Research and Development from January 1993 to May 1993. Dr. Goyan was the Commissioner of the United States Food and Drug Administration from October 1979 to January 1981. He was Dean of the School of Pharmacy at the University of California, San Francisco ("UCSF") and Professor of Pharmacy and Pharmaceutical Chemistry from 1967 through 1992. He joined the faculty of UCSF in 1963 as an associate professor after serving on the faculty of the University of Michigan, College of Pharmacy from 1956 to 1963. Dr. Goyan also currently serves as a director of Atrix Laboratories, Emisphere Technologies, Inc., Penwest Pharmaceuticals Co. and of Boehringer Ingelheim Pharmaceuticals Corporation. Dr. Goyan also serves as a consultant to various companies and corporations.

     Donald R. Sellers has served as the Company's Chief Executive Officer since April 1996 and as President and director since January 1996. Since May 1993, he has also served as Managing Director, SciClone Pharmaceuticals International Ltd., the international arm of the Company. From 1990 to 1993, Mr. Sellers was Corporate Vice President of Getz Bros., a U.S.-based international trading company, as well as President of one of its Japanese operations. From 1983 to 1990, Mr. Sellers was employed by Sterling Drug International, initially as Vice President of Marketing and Operations in Asia and later as President of their Latin American Andina Group. Mr. Sellers began his pharmaceutical career in 1973 with Pfizer as Country Manager, Vietnam and Hong Kong, and he later worked with the Revlon Healthcare Group as Director of Worldwide Exports and Pacific Area Director. Mr. Sellers spent five years in Military Intelligence serving with Special Forces and as a Counter-Intelligence Special Agent. He has an AB degree from Lafayette College and a Masters of International Management degree with honors from the American Graduate School of International Management.

     John D. Baxter, M.D. has been a director of the Company and the Chairman of its Scientific Advisory Board since June 1991. Dr. Baxter has been associated with UCSF since 1970. He has been Professor of Medicine since 1979, Chief of the Endocrinology Section, Parnassus Campus from 1980 to 1997 and Director of UCSF's Metabolic Research Unit since 1981. Dr. Baxter was a founder and served as a director of California Biotechnology, Inc. (now Scios, Inc.), and of Karo Bio A.B., both biotechnology companies.

     Edwin C. Cadman, M.D. has been a director of the Company and a member of its Scientific Advisory Board since November 1991. Since November 1, 1999, Dr. Cadman has been Dean of the John A. Burns School of Medicine at the University of Hawaii. From January 1994 to October 1999, Dr. Cadman was Senior Vice President of Medical Affairs and Chief of Staff at Yale New Haven Hospital, where he was Chief of the Medical Service from 1987 through December 1993. From 1987 to October 1999, Dr. Cadman was also Professor of Medicine at Yale University, where he was Chairman of the Department of Medicine from 1987 through December 1993. Prior to these positions, he was Director of the Cancer Research Institute at UCSF.

     Rolf H. Henel joined the Company as a director in June 1997. Mr. Henel has been a partner in Naimark & Associates, Inc., a healthcare consulting firm, since September 1994. Mr. Henel has been Executive Director of Performance Effectiveness Corporation, Inc., a pharmaceutical consulting and education company, since April 1993. From 1978 to 1993, Mr. Henel was with American Cyanamid Company, most recently as President of the Cyanamid International Lederele Division. Mr. Henel is also a director of Penwest Pharmaceuticals Co.

     Directors serve one-year terms or until their successors are elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1999, the Board met six times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has the following three committees: an audit committee, a compensation committee and a nominating committee.

     During 1999, the audit committee, which consisted of Dr. Cadman and Mr. Henel, each a non-employee director, held one meeting. The audit committee recommends the engagement of the Company's independent public auditors to audit the financial statements of the Company, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

     During 1999, the compensation committee, which consisted of Drs. Cadman and Goyan, held one meeting. The compensation committee establishes and administers the Company's policies regarding annual officer salaries and cash incentives and long-term equity incentives. The compensation committee also administers the Company's equity compensation plans.

     During 1999, the nominating committee, which consisted of Dr. Goyan and Mr. Sellers, held no formal meetings. The nominating committee considers and recommends action to the Board regarding nominations to the Board of Directors of the Company.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any compensation for their services as directors. Two nonemployee directors of the Company receive an annual retainer of $30,000, payable at the rate of $7,500 per quarter, plus payment of out-of-pocket expenses relating to their service as Board members. The two other nonemployee directors of the Company receive an annual retainer of $35,000, payable at the rate of $8,750 per quarter, plus payment of out-of-pocket expenses relating to their service as Board members.

     The Company has entered into a consulting agreement with each of Drs. Baxter, Cadman and Goyan for special consulting services as requested by the Company. During 1999, Drs. Baxter, Cadman and Goyan did not perform any special consulting services for the Company.

     If directors Baxter, Cadman, Goyan and Henel are reelected to the Board at the Annual Meeting, each will automatically receive an option to purchase 10,000 shares of the Company's Common Stock under the Company's 1995 Nonemployee Director Stock Option Plan. Each such option shall vest and become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each one-month period from the date of the Annual Meeting.

RECOMMENDATION OF THE BOARD

                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

                  AMENDMENT OF THE 1995 EQUITY INCENTIVE PLAN

GENERAL

     At the Annual Meeting, the shareholders will be asked to approve an amendment to the Company's 1995 Equity Incentive Plan (the "Option Plan") to increase by 1,250,000 the maximum number of shares of Common Stock that may be issued under the Option Plan.

     The Company's shareholders have previously approved the reservation of 3,500,000 shares of the Company's Common Stock, (subject to adjustment upon certain changes in the capital structure of the Company), for issuance to employees, including officers, and consultants under the Option Plan. At the Record Date, options to purchase an aggregate of 2,266,368 shares of Common Stock were outstanding under the Option Plan, at a weighted average exercise price of $2.36 per share, and 313,940 shares had been issued upon the exercise of previously granted options, leaving 919,692 shares available for future option grants under the Option Plan. To enable the Company to continue to provide long-term equity incentives, the Board has amended the Option Plan, subject to shareholder approval, to increase the maximum number of shares that may be issued under the Option Plan by 1,250,000 to an aggregate of 4,750,000 shares.

     The Board believes that the Company's stock option program is an important factor in attracting and retaining the high caliber employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders. Because the Company expects to continue to increase the number of employees, and competition to attract and retain highly qualified individuals in the Company's industry and geographic region are intense, management believes that the Company must offer a competitive stock option program as an essential component of its compensation packages. The Board further believes that stock options serve an important role in motivating their holders to contribute to the Company's continued progress. The proposed amendment is intended to ensure that the Option Plan will continue to have available a reasonable number of shares to meet these needs.

SUMMARY OF THE OPTION PLAN, AS AMENDED

     The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

     General. The purpose of the Option Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees and consultants and by motivating such persons to contribute to the Company's progress. It provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options. In addition, stock purchase rights and stock bonus awards ("rights") may also be granted under the Option Plan.

     Shares Subject to Option Plan. The shareholders have previously authorized an aggregate of 3,500,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the Option Plan. As amended, the Option Plan would provide that the maximum aggregate number of authorized but unissued or reacquired shares of Common Stock that may be issued under the plan is 4,750,000. Appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit (defined below) and to outstanding options upon any stock dividend, stock split, reverse stock split, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option or right granted under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option or right is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan is administered by the Board or a duly appointed committee of the Board. Subject to the provisions of the Option Plan, the Board determines the persons to whom option awards are to be granted, the number of shares to be covered by each option or right, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option or right, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option and right, the duration of each option and right, and all other terms and conditions of the options and rights. The Board will interpret the Option Plan and options and rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option or right.

     Eligibility. Options and rights may be granted under the Option Plan to employees, including officers, and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. As of March 31, 2000, the Company had approximately forty-six employees, including three executive officers, eligible to participate in the Option Plan. While any person eligible under the Option Plan may be granted a nonstatutory stock option or a right, only employees may be granted incentive stock options. The maximum number of shares which may be subject to options and rights granted to an employee under the Option Plan during any fiscal year of the Company is 1,250,000 shares (the "Grant Limit").

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan may not be less than the fair market value of a share of the Company's Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of April 24, 2000, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $9.18 per share.

     In general, the option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by such other lawful form as may be approved by the Board or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state and foreign taxes, if any, relating to the exercise of the option.

     Options granted under the Option Plan vest and become exercisable at such times and subject to such conditions as specified by the Board. The maximum term of an incentive stock option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. Generally, options granted under the Option Plan become exercisable in full four years after the date of grant, subject to the optionee's continued service with the Company, and have a term of ten years.

     Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory stock options granted under the Option Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement. In general, options remain exercisable for three months following an optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option will remain exercisable for twelve months following the optionee's termination of service, provided that in any event the option must be exercised no later than its expiration date.

     Stock Purchase Rights. Stock purchase rights may be granted alone or in tandem with other awards granted under the Option Plan. The purchase price per share of each stock purchase right may not be less than 85% of the fair market value of a share of the Company's Common Stock on the date of grant, and the recipient must accept the offer of the stock purchase right within thirty days after the date of grant. Shares acquired upon exercise of a stock purchase right are generally subject to the Company's option to repurchase such shares at the original purchase price if the purchaser terminates his or her employment or service with the Company prior to completion of a service requirement set forth in the agreement evidencing the stock purchase right. Stock purchase rights may be transferred to the extent permitted by the Board and set forth in the stock purchase agreement.

     Stock Bonus Awards. Stock bonus awards may be granted alone or in tandem with other awards granted under the Option Plan. Shares subject to such awards will be granted for no cash consideration. The number of shares subject to a stock bonus award may be fixed at the time of grant or may vary in accordance with performance, or other, criteria as may be determined by the Board. Shares issued pursuant to a stock bonus award are generally subject to the Company's option to reacquire the shares for no consideration if the recipient terminates his or her employment or service with the Company prior to completion of a service requirement set forth in the agreement evidencing the stock bonus award. Stock bonus awards are nontransferable.

     Change in Control. The Option Plan provides that in the event of (i) a merger of the Company with and into another corporation, (ii) the sale of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company (a "Change in Control"), the acquiring or successor corporation may assume the Company's rights and obligations under the outstanding options or substitute new options for such corporation's stock. Alternatively, the Board, in its sole discretion, may accelerate the vesting or exercisability of shares subject to (or acquired upon exercise of) options and rights granted under the Option Plan. To the extent that the options and rights outstanding under the Option Plan are not assumed, replaced, or exercised prior to the Change in Control, they will terminate.

     Termination or Amendment. The Option Plan will continue in effect until January 2005 unless earlier terminated by the Board. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive options or rights under the Option Plan, change the Grant Limit, or approve any material increase in benefits accruing to participants under the Option Plan. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to stock options granted under the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than thirty days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

CHANGES TO BENEFIT PLAN

     The Board has amended the Option Plan, subject to shareholder approval, to increase the maximum aggregate number of the Company's shares that may be issued under the Option Plan from 3,500,000 shares of Common Stock to 4,750,000 shares. As of April 24, 2000, no option grants have been made under the Option Plan following this amendment. Future grants under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and, in the case of stock options, the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by participants in the Option Plan.

     During the fiscal year ended December 31, 1999:

     - Donald R. Sellers, the Company's president and chief executive officer; Alfred R. Rudolph, M.D., the Company's chief operating officer, and Shawn
       K. Singh, J.D., the Company's chief business officer and secretary received stock option grants to purchase 495,454, 324,818 and 312,090 shares of Common Stock, respectively, under the Option Plan;

     - all current executive officers as a group received stock option grants to purchase 1,132,362 shares of Common Stock under the Option Plan;

     - all current directors who are not executive officers as a group received no stock option grants under the Option Plan;

     - nominees Jere E. Goyan, Ph.D., John D. Baxter, M.D., Edwin C. Cadman, M.D. and Rolf H. Henel received no stock option grants under the Option Plan;

     - no associate of any director, executive officer or nominee received any stock option grants to purchase shares of Common Stock under the Option Plan; and

     - all employees, including all current officers who are not executive officers as a group, received stock option grants to purchase 2,128,062 shares of Common Stock under the Option Plan.

REQUIRED VOTE

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting, assuming a quorum is present, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR AMENDMENT OF THE OPTION
   PLAN TO INCREASE BY 1,250,000 THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK
                        ISSUABLE UNDER THE OPTION PLAN.

                                 PROPOSAL NO. 3

          AMENDMENT OF THE 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     At the Annual Meeting, the shareholders will be asked to approve an amendment to the Company's 1995 Nonemployee Director Stock Option Plan (the "1995 Nonemployee Director Plan") to increase by 250,000 the maximum number of shares of Common Stock that may be issued under the 1995 Nonemployee Director Plan.

GENERAL

     The 1995 Nonemployee Director Plan was adopted by the Board in January 1995. The Board has initially reserved 250,000 shares of Common Stock for issuance under the 1995 Nonemployee Director Plan. The Board believes that this proposed amendment is necessary to compensate nonemployee members of the Board, to provide a means for such members to increase their holdings of Company stock, and to attract and retain the best available nonemployee directors, it is necessary to grant options to purchase Common Stock to the Company's nonemployee directors.

     Options granted under the 1995 Nonemployee Director Plan are nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

     At the Record Date, options to purchase 187,500 shares of Common Stock were outstanding under the 1995 Nonemployee Director Plan. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1995 Nonemployee Director Plan.

PURPOSE

     The purposes of the 1995 Nonemployee Director Plan are to compensate nonemployee members of the Company's Board, to provide a means for such members to increase their holdings for Company Stock, and to attract and retain the best available nonemployee directors.

ADMINISTRATION

     All grants of options under the 1995 Nonemployee Director Plan are automatic and nondiscretionary. The Board may adopt rules and regulations and make other determinations not inconsistent with the 1995 Nonemployee Director Plan as may be necessary for the administration thereof.

ELIGIBILITY

     The 1995 Nonemployee Director Plan provides that each director who is not an employee of the Company or any subsidiary or affiliate of the Company shall automatically receive an option ("Initial Grant") to purchase 25,000 shares of Common Stock of the Company as of the date such nonemployee director is first elected or appointed to the Board ("Eligible Directors"). One-third of the shares subject to an Initial Grant will become vested and exercisable on each of the first three anniversaries of the date of grant. On the date of each Annual Meeting, beginning in 1995, each Eligible Director who did not receive an Initial Grant within the prior one-year period and is reelected as a Director at such Annual Meeting shall receive the grant of an option to purchase 10,000 shares of Common Stock of the Company. Such option shall be exercisable in full or part to the extent of one-twelfth of the shares subject to the option at the end of each one-month period after the date of grant. Employee directors are ineligible to participate in the 1995 Nonemployee Director Plan.

TERMS OF OPTIONS

     Each option is evidenced by a nonstatutory stock option agreement between the Company and optionee. Each option is subject to the following additional terms and conditions:

     (a) Exercise of the Option. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. Payment of the exercise price may be made in cash, by check or by delivery of shares of Common Stock of the Company held for at least six months, or by some combination of the foregoing.

     (b) Exercise Price. The exercise price of options under the 1995 Nonemployee Director Plan is equal to the fair market value of the Company's Common Stock on the date the option is granted. The fair market value per share is equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

     (c) Termination of membership on the Board. If the optionee's membership on the Board terminates for any reason, to the extent exercisable at the date of such termination, options under the 1995 Nonemployee Director Plan may be exercised not later than 90 days after such termination, but in no event may the option be exercised by any person after the expiration of its term.

     (d) Termination of Options. The 1995 Nonemployee Director Plan provides that options granted under the 1995 Nonemployee Director Plan have a term of 10 years subject to early termination as described in (d) above or (f) below. No option may be exercised by any person after its expiration.

     (e) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of decent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or the rules thereunder; provided, however, that options shall be transferable to the extent the Board determines that transferability is permitted under Rule 16b-3 of the Exchange Act, the Securities Act of 1933, as amended and other applicable laws as then in effect.

     (f) Change of Ownership. In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each nonemployee director shall have a reasonable time within which to exercise an option granted under the 1995 Nonemployee Director Plan, including portions of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate; provided, however, that the director shall not be allowed to exercise an option not otherwise exercisable to the extent such option is assumed by the surviving Company or the nonemployee director receives a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger or reorganization.

     (g) Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 under the Exchange Act, or any successor thereto, and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption form Section 16 of the Exchange Act with respect to 1995 Nonemployee Director Plan transactions.

     (h) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Nonemployee Director Plan as may be determined by the Board of Directors.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the shares subject to the 1995 Nonemployee Director Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure of otherwise, the Board shall make appropriate adjustments as to the maximum number of shares subject to the 1995 Nonemployee Director Plan, the number of shares covered by any option grant, and the number of shares and price per share covered by outstanding options.

AMENDMENT AND TERMINATION

     The Board may amend the 1995 Nonemployee Director Plan at any time or from time to time or may terminate it without approval of the shareholders, but no action by the Board or shareholders may alter or impair any option previously granted under the 1995 Nonemployee Director Plan without the optionee's consent. In addition, shareholder approval is required for any amendment to the 1995 Nonemployee Director Plan that increases the number of shares that may be issued under the 1995 Nonemployee Director Plan, modifies the standards of eligibility, materially increases the benefits accruing under the 1995 Nonemployee Director Plan or results in other changes which would require shareholder approval to comply with Rule 16b-3 of the Exchange Act. Further, the provisions of the 1995 Nonemployee Director Plan concerning the grants of options under the 1995 Nonemployee Director Plan may not be amended more than once every six months other than to comply with changes in the Code, ERISA, or the rules thereunder. The 1995 Nonemployee Director Plan will terminate in January 2005, provided that any options then outstanding under the 1995 Nonemployee Director Plan will remain outstanding until they expire by their terms.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     For a description of the United States federal income tax consequences under current law of nonstatutory stock options granted under the 1995 Nonemployee Director Plan, please see the discussion above under AMENDMENT OF THE 1995 EQUITY INCENTIVE PLAN -- Summary of United States Federal Income Tax Consequences."

REQUIRED VOTE

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting, assuming a quorum is present, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

RECOMMENDATION OF THE BOARD

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR AMENDMENT OF THE 1995 NONEMPLOYEE DIRECTOR PLAN TO INCREASE BY 250,000
             THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE
                   UNDER THE 1995 NONEMPLOYEE DIRECTOR PLAN.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1991 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of shares of the Company's Common Stock as of April 25, 2000 by (i) all those known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the Chief Executive Officer of the Company and the two other most highly-compensated executive officers of the Company as of December 31, 1999 whose total salary and bonus for the fiscal year ended December 31, 1999 exceeded $100,000 for services in all capacities to the Company (collectively, the "Named Executive Officers"), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group.

                                                               SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              ----------------------
                            NAME                               NUMBER        PERCENT
                            ----                              ---------      -------
Sigma-Tau Finanziaria S.p.A(2)..............................  1,670,000       5.24
Brown Simpson Strategic Growth Fund, Ltd.(3)................  1,135,800       3.55
Brown Simpson Strategic Growth Fund, L.P.(4)................    664,200       2.09
Donald R. Sellers(5)........................................  1,219,376       3.74
John D. Baxter, M.D.(6).....................................    495,325       1.55
Alfred R. Rudolph, M.D.(7)..................................    472,244       1.48
Shawn K. Singh, J.D.(8).....................................    437,318       1.37
Jere E. Goyan, Ph.D.(9).....................................     78,333          *
Rolf H. Henel(10)...........................................     65,833          *
Edwin C. Cadman, M.D.(11)...................................     56,833          *
All directors and executive officers as a group (7
  persons)(12)..............................................  2,825,262       8.38

---------------
  *  Less than 1%.

 (1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,461,477 shares outstanding on April 25, 2000.

 (2) Includes 400,000 shares of common stock issuable upon exercise of warrants within 60 days of April 25, 2000.

 (3) As reported by Brown Simpson Strategic Growth Fund, Ltd. to the Company on April 25, 2000. Includes 504,800 shares of common stock issuable upon exercise of warrants within 60 days of April 25, 2000.

 (4) As reported by Brown Simpson Strategic Growth Fund, L.P. to the Company on April 25, 2000. Includes 295,200 shares of common stock issuable upon exercise of warrants within 60 days of April 25, 2000.

 (5) Includes 1,144,976 shares issuable pursuant to options exercisable within 60 days of April 25, 2000.

 (6) Includes 439,492 shares held by John D. Baxter and Ethelene D. Baxter as Trustees, FBO The Baxter Family Revocable Trust UDT 11/8/95 and 55,833 shares issuable pursuant to options exercisable within 60 days of April 25, 2000.

 (7) Includes 423,053 shares issuable pursuant to options exercisable within 60 days of April 25, 2000.

 (8) Includes 425,632 shares issuable pursuant to options exercisable within 60 days of April 25, 2000.

 (9) Includes 78,333 shares issuable pursuant to options exercisable within 60 days of April 25, 2000.

(10) Includes 50,833 shares issuable pursuant to options exercisable within 60 days of April 25, 2000.

(11) Includes 55,833 shares issuable pursuant to options exercisable within 60 days of April 25, 2000.

(12) Includes 2,234,493 shares issuable pursuant to options exercisable within 60 days of April 25, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation of the Named Executive Officers for each of the past three fiscal years, where applicable.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                              ANNUAL COMPENSATION                   ------------
                              ---------------------------------------------------    SECURITIES
                                                                   OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)(1)   BONUS($)(2)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------   ----   ------------   -----------   ---------------   ------------   ---------------
Donald R. Sellers...........  1999     400,000             0           54,204(3)      495,454           6,088(4)
  President and               1998     400,000        75,000           54,204(3)      105,000           5,291(4)
  Chief Executive Officer     1997     400,000        50,000           50,537(3)       70,000           5,191(4)
Alfred R. Rudolph,
  M.D.(5)...................  1999     192,000             0           30,000(6)      324,818           3,459(7)
  Chief Operating Officer     1998     192,000        55,000           30,000(6)       85,000           3,296(7)
                              1997     128,192             0          105,393(6)      105,000           2,376(7)
Shawn K. Singh, J.D. .......  1999     185,418             0                0         312,090          11,905(8)
  Chief Business Officer      1998     189,996        48,000                0          85,000           2,429(8)
  and Secretary               1997     157,500        45,000                0          28,000           2,241(8)

---------------
(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Reflects bonuses paid in the year indicated for performance in the prior year (e.g., bonuses paid in 1998 were for performance in 1997).

(3) Consists of $44,004 in cost-of-living assistance payments and $10,200 in car allowance payments in 1999 and 1998 and $40,337 in cost-of-living assistance payments and $10,200 in car allowance payments in 1997.

(4) Consists of disability and life insurance premiums ($3,588 in 1999, $3,291 in 1998 and 3,291 in 1997) and $2,000, $2,000 and $1,900 in matching contributions under the Company's 401(k) plan in 1999, 1998 and 1997, and a $500 Christmas gift in 1999.

(5) Dr. Rudolph joined the Company in April 1997.

(6) Consists of cost-of-living assistance payments ($30,000 in 1999, $30,000 in 1998, and $10,000 in 1997) and $95,393 in moving expenses in 1997.

(7) Consists of matching contributions under the Company's 401(k) plan ($2,000 in 1999, $2,000 in 1998 and $1,080 in 1997), life insurance premiums ($959 in 1999, $1,296 in 1998 and $1,296 in 1997) and a $500 Christmas gift in
    1999.

(8) Consists of matching contributions under the Company's 401(k) plan ($2,000 in 1999, $2,000 in 1998 and $1,890 in 1997), life insurance premiums ($390 in 1999, $429 in 1998 and $351 in 1997), $9,016 short-term disability payment and $500 Christmas gift in 1999.

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in 1999. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                             POTENTIAL REALIZED
                               ----------------------------------------                      VALUE AT
                                                PERCENT OF                                ASSUMED ANNUAL
                                 NUMBER OF        TOTAL       EXERCISE                    RATES OF STOCK
                                SECURITIES       OPTIONS       OR BASE                  PRICE APPRECIATION
                                UNDERLYING      GRANTED TO      PRICE                   FOR OPTION TERM(2)
                                  OPTIONS      EMPLOYEES IN   PER SHARE   EXPIRATION   --------------------
            NAME               GRANTED(#)(1)   FISCAL YEAR     ($/SH)        DATE       5%($)       10%($)
            ----               -------------   ------------   ---------   ----------   --------    --------
Donald R. Sellers............     100,000          4.70         1.56       2/26/09     $ 98,108    $248,624
                                  395,454         18.58         1.22        7/2/09     $303,413    $768,907
Alfred R. Rudolph, M.D. .....      80,000          3.76         1.59       2/25/09     $ 79,995    $202,724
                                  244,818         11.50         1.22        7/2/09     $187,837    $976,016
Shawn K. Singh, J.D. ........      75,000          3.52         1.59       2/26/09     $ 74,946    $190,054
                                  237,090         11.14         1.22        7/2/09     $181,908    $460,990

---------------
(1) All of the options were granted under the Company's 1995 Equity Incentive Plan. Options that expire on February 25 and 26, 2009 vest with respect to 50% of the shares on the date of grant; thereafter, the remaining shares vest ratably on a monthly basis over two years. Options that expire on July 2, 2009 vest with respect to 75% on the shares from the date of grant; thereafter, the remaining shares vest ratably on a monthly basis over one year. The options become fully exercisable without regard to vesting in the event the Company is not the surviving corporation in any merger or consolidation. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment. Under the terms of the Company's 1995 Equity Incentive Plan, the Board retains the discretion to modify the terms, including the price(s), of outstanding options. For additional information regarding options, see "Compensation Committee Report on Executive Compensation."

(2) The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's stock. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth certain information with respect to stock options held by the Named Executive Officers as of December 31, 1999, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1999. No stock options were exercised by any of the Named Executive Officers in 1999 and no shares of the Company's Common Stock were sold by the Named Executive Officers in 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SECURITIES
                                               UNDERLYING                 VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                           AT FISCAL YEAR-END              AT FISCAL YEAR-END
                                       ---------------------------   ------------------------------
                NAME                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
                ----                   -----------   -------------   -----------   ----------------
Donald R. Sellers....................   1,060,540       185,914      $2,501,596        $734,381
Alfred R. Rudolph, M.D. .............     358,701       156,117      $1,450,350        $528,058
Shawn K. Singh, J.D. ................     400,329       126,761      $1,376,567        $504,224

---------------
(1) Based on the $6.125 per share closing price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1999, less the exercise prices.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     The Compensation Committee of the Board is composed of Drs. Cadman and Goyan, both of whom are nonemployee directors. The Compensation Committee is responsible for establishing and administering the Company's policies regarding compensation and stock ownership programs. The Committee annually evaluates the performance, and determines compensation and long-term equity incentives, of the Chief Executive Officer ("CEO"), and reviews and approves the CEO's compensation recommendations for other officers of the Company.

  Compensation Policy

     The overall objectives of the Company's compensation policy are as follows: to (i) attract and retain executives of outstanding ability and potential; (ii) motivate these individuals to achieve corporate goals to enhance long-term shareholder value; (iii) link executive compensation and shareholder interests; and (iv) provide a compensation package that recognizes individual contributions as well as overall corporate results and is competitive with specialty pharmaceutical and biotechnology companies with which the Company competes for talent.

     In the specialty pharmaceutical and biotechnology industries, traditional measures of corporate performance, such as earnings per share and sales growth, may not apply in reviewing the performance of executive officers. At the Company's current stage of development, in evaluating and determining the compensation of the Company's CEO and other executive officers, the Compensation Committee looks to other performance criteria, such as progress of the Company's clinical and regulatory programs and commercialization and development activities, as well as the Company's success in securing capital resources that are necessary for the Company to complete clinical, regulatory and commercialization programs and achieve product revenues. As a result, in many instances these qualitative factors involve a subjective assessment of corporate performance by the Compensation Committee. The Compensation Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather it considers a mix of factors and evaluates the CEO's and each individual executive officer's performance against that mix.

     Compensation for individual executive officers is targeted to be comparable to compensation packages paid to executives of other specialty pharmaceutical and biotechnology companies of comparable or larger size with which the Company competes for talent. The Compensation Committee reviews from time to time independent survey data regarding compensation and benefits in the specialty pharmaceutical and biotechnology industries as well as compensation and benefits in a comparative group of publicly-held specialty pharmaceutical and biotechnology companies that represent a number of the Company's most direct competitors for executive talent. The companies selected for comparison are specialty pharmaceutical and biotechnology firms with market capitalizations comparable to or larger than the Company's, several of which companies are included in the Nasdaq Pharmaceutical/Biotechnology Index used in the Stock Performance Graph contained herein. The Compensation Committee believes that inclusion of companies with larger market capitalizations is necessary because the talent pool from which the Company recruits is composed largely of executives employed by such companies.

     The key elements of the Company's executive compensation program consist of base salary, annual cash incentives and long-term equity incentives.

  Base Salary

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the base salaries paid by biopharmaceutical companies generally and companies in the comparative group described above. The Compensation Committee initially sets base salaries in the mid to upper range of base salaries at other companies in such comparative group. In certain cases, minimum base salaries are established by employment agreements between the Company and its executive officers. Using this general guideline, the Compensation Committee then considers other factors such as the individual's contribution to achievement of corporate goals, the attainment of specific individual objectives and the assumption of new responsibilities. From year to year, the relative weight of the individual factors may differ from officer to officer, and can be expected to change over time in response to the Company's development and the evolution of the biopharmaceutical industry.

  Annual Cash Incentives

     The Company's annual cash incentives account for a significant percentage of each executive officer's potential compensation. The Compensation Committee establishes annual cash incentive targets for executive officers based upon cash incentive programs of specialty pharmaceutical and biotechnology companies generally and companies in the comparative group described above. The Compensation Committee generally sets such targets in the mid range of cash incentives paid by other companies in such comparative group. The actual cash incentive award earned depends upon the attainment of corporate performance goals established for the year by the Compensation Committee as well as the attainment of individual performance objectives. Cash incentives paid in a particular year are related to performance in the prior year (e.g. cash incentives paid in early 1999 would have been for performance in 1998). Corporate performance goals for 1998 included the following: to (i) achieve certain ZADAXIN(R) sales milestones; (ii) complete the Company's acquisition of global rights to ZADAXIN; (iii) initiate a Phase 3 trial of ZADAXIN for the treatment of hepatitis B and start a Phase 2 trial of ZADAXIN for the treatment of hepatitis C in Japan; (iv) establish corporate partnering arrangements for development of ZADAXIN plus interferon for the treatment of hepatitis C in the United States and Europe; and (v) complete Phase 1 and start Phase 2 trials of CPX for the treatment of cystic fibrosis. At year-end, the Compensation Committee reviewed the original plans and goals. The Compensation Committee determined that, due to the significant efforts and accomplishments of the Company's executive officers, most of the original goals had been achieved. However, in early 1999, the Company's executive officers elected to forgo their targeted annual cash incentives for their performance in 1998 due to the Company's low cash resources at that time.

     The Company's long-term equity incentives currently consist of the Company's 1991 and 1992 Stock Plans and the Company's 1995 Equity Incentive Plan (collectively, the "Plans"), pursuant to which the Company grants options and other rights to purchase shares of its Common Stock. The objective of each of the Plans is to advance the long-term interests of the Company and its shareholders and to complement incentives tied to annual performance. Stock options granted under the Plans generally vest over a four-year period, providing incentive to create value for the Company's shareholders over the long term since the full benefit of the compensation package cannot be realized unless the employee remains with the Company and stock price appreciation occurs over a number of years. The Compensation Committee has typically granted options to employees upon commencement of employment and has occasionally granted additional options following a significant change in job responsibility, scope or title or a particularly noteworthy corporate or individual achievement. During 1999, certain executive officers and employees were granted stock options based on their individual contribution to achievement of corporate performance goals.

  CEO Compensation

     In 1999, Mr. Sellers received a base salary of $400,000. In determining Mr. Sellers' base salary, the Compensation Committee considered Mr. Seller's current compensation, his expected role with the Company and data with respect to compensation levels at other specialty pharmaceutical and biotechnology companies. The stock option grants to Mr. Sellers in 1999, as in past years, were made with a view to the stock he already held and his achievement of certain objectives.

  Special Deduction Limit

     The Compensation Committee has considered the impact of Section 162(m) of the Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1.0 million, and the Committee believes that options granted under the 1995 Equity Incentive Plan prior to the Company's Annual Meeting in 1996 will meet the requirements for performance-based compensation under Section 162(m), the Compensation Committee believes that this section will not affect the tax deductions available to the Company with respect to such options. However, because a transition rule which permits the Compensation Committee to qualify as a committee which may award performance-based compensation expired upon the Company's Annual Meeting in 1996 and the Compensation Committee may not so qualify, the Company can provide no assurance that options granted under the 1995 Equity Incentive Plan after that date will meet the requirements for performance-based compensation.

     The foregoing report has been provided by Drs. Cadman and Goyan.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the annual percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 30, 1994, with (ii) the cumulative total return on (a) The Nasdaq Stock Market (U.S. and Foreign Companies) and (b) the Nasdaq Pharmaceutical/ Biotechnology Index. The comparison assumes (i) an investment of $100 on December 30, 1994 in each of the foregoing indices and (ii) reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.
                               PERFORMANCE GRAPH

                                                                            NASDAQ STOCK MKT. U.S. &     NASDAQ PHARM. COM. SIC
                                                  SCICLONE COMMON STOCK              FOREIGN                       283
                                                  ---------------------     ------------------------     ----------------------
12/30/94                                                 100.00                      100.00                      100.00
12/29/95                                                  75.93                      140.44                      182.94
12/31/96                                                 118.52                      171.98                      183.42
12/31/97                                                  50.93                      210.42                      189.44
12/31/98                                                  15.70                      290.38                      243.28
12/31/99                                                  90.74                      531.86                      451.61

                                                           COMPUTED INDEX
                                        -----------------------------------------------------
                                          SCICLONE     NASDAQ STOCK MKT.   NASDAQ PHARM. COM.
          PERFORMANCE PERIOD            COMMON STOCK    U.S. & FOREIGN          SIC 283
          ------------------            ------------   -----------------   ------------------
12/30/94..............................    $100.00           $100.00             $100.00
12/29/95..............................    $ 75.93           $140.44             $182.94
12/31/96..............................    $118.52           $171.98             $183.42
12/31/97..............................    $ 50.93           $210.42             $189.44
12/31/98..............................    $ 15.70           $290.38             $243.28
12/31/99..............................    $ 90.74           $531.86             $451.61

                          TRANSACTIONS WITH MANAGEMENT

     On July 23, 1997, the Company loaned to Thomas E. Moore, its former Chairman and Chief Executive Officer, $5,944,000 in exchange for a promise to repay the loan on demand and the pledge of 1,882,500 shares of SciClone Common Stock owned by Mr. Moore as collateral for such loan. During 1998 it was determined that the value of the collateral underlying the loan made to Mr. Moore was more than temporarily impaired and that a writedown of the book value of the note would be required. Upon further investigation relative to the collectibility of the loan, and repeated attempts to obtain full repayment of the note receivable, it was determined that repayment of the $5,944,000 loan, plus accumulated interest of approximately $689,000, was in substantial doubt. As a result of this determination the Company elected to cancel the 1,882,500 shares of SciClone common stock held as collateral and write off the entire remaining book value in a non-cash charge to earnings in the fourth quarter of 1998. As of April 24, 2000, such shares would have had a market value of approximately $17,281. Under a new agreement in 1999, Mr. Moore received a credit of $3,142,000 against his total indebtedness of approximately $6,633,000, equal to the value, at that date, of his 1,882,500 shares of SciClone common stock. Mr. Moore agreed to pay the balance of the remaining debt, $3,615,000, in five installments according to a schedule beginning on October 1, 1999 at $20,000 and increasing by a factor of 4 each six month anniversary thereafter with final payment due no later than October 1, 2001. The first scheduled payment of $20,000 was paid in October 1999. The second scheduled payment of $80,000 was paid in March 2000.

     The Company entered into an employment agreement with Mr. Sellers in February 1996 for a term of one year, subject to renewal by the Company and Mr. Sellers. Under the agreement, Mr. Sellers receives an annual base salary of $400,000 and is eligible for an annual cash incentive up to $200,000 and other benefits that are generally provided to the Company's executives. In the event Mr. Sellers' employment relationship with the Company is terminated by the Company without cause or as a result of a material diminution of Mr. Seller's duties and responsibilities by the Company or as a result of Mr. Seller's death or disability, the Company is required to (1) pay Mr. Sellers a severance payment equal to his then current annual salary and car allowance for twelve months and any cash incentives as if Mr. Sellers has continued his employment through the end of the calendar year, (2) continue Mr. Seller's health-related benefits for twelve months, (3) accelerate the vesting of all of Mr. Sellers' outstanding stock options so they become fully vested, and (4) extend the exercise period for such options for one year, but within the original term of the option. The agreement was renewed in November 1999 for a one-year term expiring in November 2000.

     The Company entered into an employment agreement with Dr. Rudolph in April 1997. Under the agreement, Dr. Rudolph receives a monthly base salary of $15,000 and is eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. The annual cash incentive is targeted at 40%, and can range from 0% to 150%, of Dr. Rudolph's annual base salary depending upon performance in relation to predetermined management objectives. In the event the Company terminates Dr. Rudolph's employment without cause, the Company is required to pay Dr. Rudolph a severance payment in accordance with the Company's normal payroll policies equal to one month, up to a maximum of six months, of his then current annual salary for every two months he is employed by the Company. Pursuant to the agreement, the Company also granted Dr. Rudolph options to purchase 70,000 shares of the Company's Common Stock, reimbursed Dr. Rudolph for certain moving costs and agreed to defray $30,000 per year of his housing expenses from September 1997 to September 2000, provided Dr. Rudolph is employed by the Company during such three-year period.

     In November 1999, the Company entered into a Change of Control Agreement with each of Mr. Sellers, the Company's president and chief executive officer, Mr. Singh, the Company's chief business officer and secretary, and Dr. Rudolph, the Company's chief operating officer. These agreements provide that if the executive officer is involuntarily terminated within one year following a change of control of the Company, such executive officer will be entitled to severance pay equal to one hundred percent (100%) of his annual base salary as in effect at the term of such termination, and the immediate vesting of all unvested options. If the executive officer voluntarily resigns or is terminated for cause within one year following a change of control of the Company, the executive officer will not be entitled to any severance payment or acceleration of vesting of his unvested options.

                        YEAR 2001 SHAREHOLDER PROPOSALS

     The Company welcomes comments or suggestions from its shareholders. Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by Shawn K. Singh, SciClone Pharmaceuticals, Inc., 901 Mariners Island Boulevard, Suite 205, San Mateo, California 94404, no later than December 29, 2000, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting. The Company's proxy for its 2001 Annual Meeting of Shareholders may confer discretionary authority to vote on any proposal submitted by a shareholder if written notice of such proposal is not received by the Company on or before March 16, 2001.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Please complete, sign and date the enclosed proxy card, which can be revoked by voting at the Annual Meeting, and mail it promptly in the enclosed postage-paid envelope.

                                          By order of the Board of Directors,

                                          [/s/ SHAWN K. SINGH]
May 2, 2000                               SHAWN K. SINGH, J.D.
                                          Chief Business Officer and Secretary

PROXY

                         SCICLONE PHARMACEUTICALS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 2, 2000
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Donald R. Sellers and Shawn K. Singh, and each of them, with full power of substitution to represent the undersigned and to vote all shares of stock of SciClone Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hilton Garden Inn located at 2000 Bridgepointe Circle, San Mateo, California, 94404 on Friday, June 2, 2000, beginning at 10:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1999 Annual Report to Shareholders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3 AND 4.

                  (continued and to be signed on reverse side)

-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                               PLEASE MARK
                                                               YOUR VOTE AS
                                                               INDICATED IN
                                                               THIS EXAMPLE. [X]

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED      FOR ALL NOMINEES      WITHHOLD
BY THE BOARD OF DIRECTORS:                             LISTED (EXCEPT AS     AUTHORITY
                                                           MARKED TO      TO VOTE FOR ALL
                                                         THE CONTRARY)    NOMINEES LISTED
PROPOSAL 1. To elect the following five (5) directors
of the Company to serve until the 2001 Annual
Meeting of Shareholders or until their respective
successors are elected and qualified:                        [ ]                 [ ]

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below.)

Jere E. Goyan, Ph.D.            Donald R. Sellers           John D. Baxter, M.D.
Edwin C. Cadman, M.D.           Rolf H. Henel

                                                         FOR   AGAINST   ABSTAIN
PROPOSAL 2. To approve an amendment to the Company's     [ ]     [ ]       [ ]
1995 Equity Incentive Plan.
                                                         FOR   AGAINST   ABSTAIN
PROPOSAL 3. To approve an amendment to the Company's     [ ]     [ ]       [ ]
1995 Nonemployee Director Stock Option Plan.
                                                         FOR   AGAINST   ABSTAIN
PROPOSAL 4. To ratify the appointment of Ernst & Young   [ ]     [ ]       [ ]
LLP as the independent auditors for the Company for the
year ending December 31, 2000.


Signature(s) ________________________________________________ Date: ____________
Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE